UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2014

GBS ENTERPRISES INCORPORATED

 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

585 Molly Lane

Woodstock, GA 30189

(Address of principal executive offices) (Zip Code)

(404) 891-1711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

2642 NE 9th Ave

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.SEClawyerFL.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 10, 2014, Mr. Woody A. Allen resigned as a member of the Board of Directors of GBS Enterprises Incorporated, a Nevada corporation (the “Company”), and the committees thereof, including the Board’s Corporate Governance & Regulatory Committee, Compensation Committee and Audit Committee. Mr. Allen’s resignation was not due to any disagreement with the Company, management, the Board or any of its committees or with the Company’s public accountants.

Item 8.01 Other Events

On May 15, 2014, the Company voluntarily filed a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its common stock under the Section 12(g) of Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company filed the Form 15 due to the fact that it had fewer than 300 stockholders of record and therefore was eligible to terminate the registration of its common stock with the SEC. Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports under the Exchange Act was immediately suspended. Deregistration of the Company’s common stock will be effective 90 days after filing of the Form 15. Upon deregistration of its shares, the Company’s obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated. In addition, the Company will no longer be subject to the provisions of the Sarbanes-Oxley Act of 2002.

The Company will not be required to file periodic and current reports with the SEC in the future unless the Company subsequently files another registration statement under the Securities Act of 1933, as amended, or have record holders of its common stock in excess of 300.

The Company’s common stock is currently quoted on the OTC Pinks – Limited Information tier under the symbol, “GBSX.”

The filing of this Form 8-K shall not be deemed a revocation by the Company of the Form 15 filed earlier today.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

By:	/s/ Markus R. Ernst
Markus R. Ernst
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: May 15, 2014